SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 24, 2011

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 29, 2011, American Greetings Corporation (the “Company”) issued a press release reporting its results for the quarter ended May 27, 2011. A copy of this press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s Annual Meeting of Shareholders held on June 24, 2011 (the “Annual Meeting”), the shareholders approved an amendment to the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan (the “Plan”), reserving an additional 1,200,000 Class A common shares and 100,000 Class B common shares for issuance under the Plan, bringing the total number of shares reserved for issuance thereunder to 6,800,000 (5,600,000 Class A common shares and 1,200,000 Class B common shares). The material terms of the Plan are summarized in the Company’s Definitive Proxy Statement for the 2011 Annual Meeting of Shareholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on May 16, 2011 (No. 001-13859).

Item 5.07 Submission of Matters to a Vote of Security Holders.

The results of voting on each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

1.	The three nominees for Class I directors named in the Company’s Proxy Statement were elected to serve on the Company’s board of directors until the 2014 Annual Meeting of Shareholders, or until his successor is duly elected and qualified. The voting results are set forth below.

Election of Directors	Votes “For”	Votes Withheld	Broker Non-Votes
Jeffrey D. Dunn	54,194,181	3,996,196	0
Michael J. Merriman, Jr.	43,062,741	15,127,636	0
Morry Weiss	57,207,797	982,580	0

2.	As described in Item 5.02 above, the shareholders approved an amendment to the Plan. The voting results are set forth below.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
33,602,525	24,507,876	79,976	0

3.	The shareholders approved, on an advisory basis, the compensation to be paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The voting results are set forth below.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
55,689,792	2,400,937	99,648	0

4.	The greatest number of votes of the shares entitled to vote and present were received for three years for the advisory vote on the frequency of shareholder votes on named executive officer compensation. The voting results are set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
23,561,760	336,079	34,163,382	129,156	0

In accordance with the voting results concerning this proposal, the Company has determined that it will hold an advisory vote on named executive officer compensation every three years until the next advisory vote on the frequency of the advisory vote on named executive officer compensation.

Item 7.01 Regulation FD Disclosure.

The Company is organized and manages its business in three reportable segments: North American Social Expression Products, International Social Expression Products, and AG Interactive segments, and one non-reportable segment. During the first quarter ended May 27, 2011, certain items that were previously considered corporate expenses are now included in the calculation of segment earnings for the North American Social Expression Products segment. This change is the result of modifications to organizational structures, and is intended to better align the segment financial results with the responsibilities of segment management and the way management evaluates the Company’s operations. In addition, beginning with the first quarter ended May 27, 2011, segment results are now reported using actual foreign exchange rates for the periods presented. Previously, segment results were reported at constant exchange rates to eliminate the impact of foreign currency fluctuations. Attached as Exhibit 99.2 are the unaudited segment earnings (loss) for the quarterly periods in fiscal 2011, 2010 and 2009 calculated consistently with the current methodology that is used in fiscal 2012.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K (including the exhibits attached hereto) is being furnished under Item 2.02 and 7.01, as applicable, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit	Description

Exhibit 99.1	Press Release - reporting results for the quarter ended May 27, 2011.

Exhibit 99.2	Unaudited segment earnings (loss).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Joseph B. Cipollone
Joseph B. Cipollone, Vice President and Chief Accounting Officer

Date: June 29, 2011